UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2009

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Nick Shamlou as Vice President of Worldwide Sales

On September 1, 2009, Nick Shamlou, Vice President of Worldwide Sales of Ikanos Communications, Inc. (“Ikanos” or “the Company”), resigned from his position with the Company, and will pursue other interests.

(c) Appointment of Dan Karr as Senior Vice President of Worldwide Sales

On September 3, 2009, the Company issued a press release announcing the appointment of Dan Karr as Senior Vice President of Worldwide Sales, effective September 1, 2009. The press release is attached hereto as Exhibit 99.1. This exhibit shall be deemed “furnished” and not “filed” for all purposes.

Mr. Karr joins Ikanos with 25 years experience in the semiconductor industry. Before joining Ikanos, he most recently was Vice President of Worldwide Sales at Avnera Corporation from 2007 – 2009. Prior to Avnera, Mr. Karr was Senior Vice President of Marketing, Sales and Strategic Alliances as Tzero Technologies from 2006 – 2007. From 2003 – 2005, Mr. Karr was President and CEO of Level 5 Networks. From 1996 – 2003, Mr. Karr held executive sales and marketing positions at public companies including S3, Virata and GlobespanVirata. Earlier in his career from 1985 – 1996, he held engineering, marketing and sales positions at Cirrus Logic and Adaptec. He has a Bachelor’s degree in Physics and Mathematics from Linfield College in Oregon.

The Company and Mr. Karr have signed an offer letter setting forth the terms of his employment into a letter agreement (the “Offer Letter”) with Mr. Karr, which sets forth terms and provisions governing Mr. Karr’s employment as Senior Vice President of Worldwide Sales of the Company.

Salary. The Offer Letter sets Mr. Karr’s annual salary at $235,000.

Annual Bonus. The Offer Letter provides that assuming Mr. Karr is employed through January 1, 2010, he will be eligible to receive an annual target bonus, currently set at 75% of his base salary for fiscal year 2009, based on both (i) the Company’s achievement of specific financial targets for 2009 established by the CEO and the Compensation Committee of the Board (the “Compensation Committee”) and (ii) his achievement of specific objectives and milestones for such year to be mutually agreed upon between Mr. Karr and the CEO. Mr. Karr’s bonus for 2009 will be paid 100% for Q3 and Q4.

For periods after 2009, the target bonus amounts shall be determined by the CEO and payment of such bonus shall be based on both the Company’s achievement of specified financial targets and Mr. Karr’s achievement of specific objectives and milestones mutually agreed upon between Mr. Karr and the CEO and approved by the Compensation Committee.

Equity. Subject to the approval of the Compensation Committee, the Company will grant an option to purchase 425,000 shares of the Company’s common stock. The price of the shares will equal the closing market price of the Company common stock on the day the option is granted. The expected vesting terms, subject to Compensation Committee approval, are that 25% of the total option grant vest one year from the grant date and continue to vest 6.25% every three (3) months thereafter, subject to Mr. Karr’s continued service with the Company through each such date. The option may be granted from one of the Company’s stock option plans (the “Stock Option Plans”) or pursuant to a stand-alone stock option agreement, or a combination of both, as determined by the Compensation Committee. As a result, the option will be subject to the terms, definitions and provisions of the Stock Option Plan under which it is granted, if any, and the stock option agreement by and between the Company and Mr. Karr (the “Option Agreement”), provided, however, that the terms and provisions of the Option Agreement shall be substantially the same as if the portion of the option represented by such Option Agreement had been granted under the Stock Option Plan.

Employee Benefits. Mr. Karr is eligible to participate in employee benefit programs generally offered to employees and executives of the Company, including health benefits.

Severance. In the event that the Company terminates Mr. Karr’s employment without cause (as defined in the Offer Letter), Mr. Karr will receive the following severance package, subject to his executing and not revoking a separation agreement and release of claims against the Company: (i) continuing payments of severance pay equal to twelve (12) months of Mr. Karr’s then current base salary on the date of termination; (ii) one hundred percent (100%) of his target bonus for the year in which the termination occurs paid ratably over the same period as the continued base salary, (iii) accelerated vesting of all outstanding and unvested equity awards with respect to that portion of the award that would have vested during the one year period following his date of termination if he had been employee with the Company through such period, and (iv) reimbursement by the Company for payments made by Mr. Karr for COBRA coverage for six (6) months starting from the termination date or until Mr. Karr obtains substantially similar coverage under another employer’s group insurance plan, whichever date occurs first.

If within twelve (12) months following a Change of Control (as defined in the Agreement), Mr. Karr resigns from his employment with the Company for Good Reason (as defined in the Offer Letter) or the Company terminates Mr. Karr’s employment without Cause (as defined in the Agreement), Mr. Karr will receive the following severance package, subject to his executing and not revoking a separation agreement and release of claims against the Company: (i) continuing payments of severance pay equal to twelve (12) months of Mr. Karr’s then current base salary on the date of termination (or, if greater, in effect immediately prior to the Change of Control) paid ratably over the same period as the continued base salary; (ii) one hundred percent (100%) of his target bonus for the year in which the termination occurs (or, if greater, his target bonus in effect immediately prior to the Change of Control), (iii) accelerated vesting of all outstanding and unvested equity awards with respect to that portion of the award that would have vested during the one year period following his date of termination if he had been employee with the Company through such period, and (iv) reimbursement by the Company for payments made by Mr. Karr for COBRA coverage for nine (9) months starting from the termination date or until Mr. Karr obtains substantially similar coverage under another employer’s group insurance plan, whichever date occurs first.

The Offer Letter is filed hereto as Exhibit 10.1 and is incorporated herein by reference and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of such agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter signed by the Company and Dan Karr effective September 1, 2009.

99.1	Press Release issued September 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel Vice President and General Counsel

Date: September 3, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter signed by the Company and Dan Karr effective September 1, 2009.

99.1	Press Release issued September 3, 2009.